Exhibit 10(a)


                              Employment Agreement

     This Employment Agreement (this "Agreement") is made effective as of May 1, 1997, by and between Sytron, Inc. ("the Employer") of Broomfield, Colorado, and Robert Howard ("the Employee"), of Longmont, Colorado.

     WHEREAS:

     (1)  Employer desires to have the services of Employee.

     (2)  Employee is willing to be employed by Employer.

     Therefore, the parties agree as follows:

     1. Employment. Employee shall serve as President of Sytron, Inc. Employee's duties shall include, but not be limited to general, manufacturing, and sales and marketing management. Employee shall also perform reasonable additional duties for Employer and subsidiary companies as reasonably required by Employer.

     2. Compensation. Employee's base salary will be $96,000 per year plus an automobile to be provided by the company. The salary shall continue as a minimum through the term of this agreement unless increased by Employer.

     3. Term/Termination. Employee's employment under this Agreement shall continue through January 1, 2000. Employee may not be terminated by Employer during this term except in the event of malfeasance by Employee. If Employer determines that Employee has committed an act of malfeasance in the performance of his employment, Employer shall provide Employee with 15 days notice of its intent to terminate Employee's employment and shall provide Employee with an opportunity to explain the action which the Employer has determined is malfeasance. Employer shall in good faith consider Employee's explanation in determining whether to terminate Employee's employment for malfeasance.

     4. Applicable Law. This Agreement shall be governed by the laws of the State of Colorado.


Agreed and accepted:

Employer:                                    Employee:
Sytron, Inc.
by:  Mitchel Feinglas                         /s/  Robert Howard
     ------------------------                -----------------------------------
     Mitchel Feinglas, C.E.O.                Robert Howard

Dated: 5/1/1997                              Dated: 5/1/1997
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